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[TRW Letterhead]                                              Exhibit 5(a)





March 27, 1995




TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

         and

Board of Administration
The TRW Canada Stock Savings Plan
1900 Richmond Road
Cleveland, Ohio 44124

Re:      The TRW Canada Stock Savings Plan


Gentlemen:

As General Counsel of TRW Inc. ("TRW"), I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended, of shares of common stock of TRW ("Shares") and related participation interests to be offered under The TRW Canada Stock Savings Plan ("Plan").

I am familiar with the Plan, as amended to date; the trust agreement between TRW Canada Limited ("TRW Canada") and The Royal Trust Company and United States Trust Company of New York as co-trustees (the "Trust Agreement"); the proceedings taken by TRW Canada in connection with the adoption of the Plan; the proposed issuance and sale of participation interests in the Plan; and the proposed offering of Shares under the Plan. I am also familiar with the records relating to the organization of TRW and TRW Canada including their respective Articles of Incorporation and amendments thereto, and Regulations and By-Laws, respectively, and I have examined, or caused to be examined, such other records, documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.



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TRW Inc.
Board of Administration
March 27, 1995
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Based on the foregoing, I am of the opinion that the Shares will, when acquired by the participants pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable. I am further of the opinion that the participation interests in the Plan, created in accordance with the Plan and Trust Agreement, will, when acquired by the participants pursuant to the terms of the Plan, be validly issued, fully paid and nonassessable.

Insofar as the foregoing opinion involves matters relating to the laws of Canada or a Province thereof, I have relied upon the opinion of Messrs. Cassels, Mitchell of Toronto, Canada.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and in the Plan documents prepared pursuant to the requirements of Part I of Form S-8.

Sincerely,


/s/ Martin A. Coyle

Martin A. Coyle
General Counsel